Exhibit (10) (k)

Amendment No. 1

To

Frisch’s Restaurants, Inc.

Executive Retirement Plan

KNOW ALL PERSONS BY THESE PRESENTS:

That effective January 1, 2000, FRISCH’S RESTAURANTS, INC. (the “Employer”) amends its Executive Retirement Plan (the “Plan”) in the following respects:

1.	Article II, Section 2.01 of the Plan is amended by the addition at the end thereof of the following new sentence:

Notwithstanding the foregoing, the term “Accrued Excess Benefit” shall not include any benefit amount for any period of time after 1999 that a Participant is excluded from benefit accruals under the Qualified Plan by virtue of being a Highly Compensated Employee (as defined in the ERISA and Subchapter D Rules applicable to the Qualified Plan).

2.	Article II, Section 2.14 of the Plan is amended by the addition at the end thereof of the following new sentence:

Notwithstanding the foregoing, the term “Excess Benefit” shall not include any benefit amount for any period of time after 1999 that a Participant is excluded from benefit accruals under the Qualified Plan by virtue of being a Highly Compensated Employee (as defined in the ERISA and Subchapter D rules applicable to the Qualified Plan).

IN WITNESS WHEREOF, FRISCH’S RESTAURANTS, INC. has caused this instrument to be executed this 13th day of December. 2000.

FRISCH”S RESTAURANTS, INC.

By: S/ DONALD H. WALKER